SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                            AUGUST 20, 1999
                           -----------------
                           (Date of Report)


                            ENTROPIN, INC.
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        (Exact Name of Registrant as specified in its charter)


         COLORADO                33-23693            84-1090424
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(State or other jurisdiction    (Commission      (IRS Employer
      of incorporation)         File Number)     Identification No.)


       21550 OXNARD STREET, SUITE 810, WOODLAND HILLS, CA 91367
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      (Address of principal executive offices including zip code)


                            (818) 340-2323
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          (Registrant's telephone number including area code)

                                  N/A
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     (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     On August 16, 1999, the Registrant entered into an agreement with Therapeutic Management, an Ohio corporation ("TM"). TM will provide the Registrant comprehensive clinical trial management services to manage and monitor all aspects of the Phase III clinical studies of its drug, Esterom(R). TM has developed a clinical trial management system to ensure quality management, making certain that all aspects of the clinical trials
are carefully supervised.   TM is an experienced clinical research
organization providing a complete package of clinical research services to the healthcare industry.

     The Registrant is a pharmaceutical development company whose first product, Esterom(R), is about to begin Phase III clinical trials. A successful Phase II clinical trial was completed with results indicating Esterom has a quick onset of action, no observed toxicity or adverse effects, and high efficacy in the treatment of acute lower back sprain and acute painful shoulder.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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     (c)  The following exhibits are filed with this report:

          Exhibit 10.15 Agreement dated August 16, 1999 by and between the Registrant and Therapeutic Management.


                              SIGNATURES
                              ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: August 20, 1999              ENTROPIN, INC.



                              By /s/ DONALD HUNTER
                                ----------------------------------
                                     Donald Hunter
                                     Chief Executive Officer



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